UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 18, 2015

Xenon Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200-3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada
(Address of principal executive offices including zip code)

(604) 484-3300
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, Mr. Johnston Evans, a member of the board of directors (the "Board") of Xenon Pharmaceuticals Inc. (the "Company"), submitted his resignation from the Board, effective immediately. In submitting his resignation, Mr. Evans did not express any disagreement on any matter relating to the Company's operations, policies or practices.

In addition, effective May 21, 2015, the Board, based upon a recommendation from its nominating and corporate governance committee, voted to appoint Mr. Steven Gannon as a director of the Company.

There are no transactions and no proposed transactions between Mr. Gannon (or any member of his immediate family) and the Company, and there is no arrangement or understanding between Mr. Gannon and any other person or entity pursuant to which Mr. Gannon was appointed as a director of the Company.

Mr. Gannon will participate in the Company's standard compensation plan for non-employee directors, which is described in the section entitled "Director Compensation Policy for Fiscal Year 2014" of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2015.

As a result of Mr. Evans' resignation and Mr. Gannon's appointment, Mr. Gannon was appointed to the Board's audit committee to fill Mr. Evans' position. Following Mr. Gannon's appointment to the Board's audit committee, the membership on the three standing committees of the Board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Frank Holler (chair)	Mohammad Azab (chair)	Gary Patou (chair)
Steven Gannon	Gary Patou	Mohammad Azab
Michael Tarnow	Michael Tarnow	Michael Tarnow

A press release announcing Mr. Gannon's appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1	Press release dated May 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	Xenon Pharmaceuticals Inc.
	By:	/s/ IAN MORTIMER Ian Mortimer Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 22, 2015.